UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2017

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

300 The American Road Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200

Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Immunomedics, Inc. (the “Company”) is filing this Amendment No. 1 (this “Amendment”) to its Current Report on Form 8-K, originally filed on November 13, 2017 (the “Original Report”), to correct an administrative error that incorrectly stated the number of shares underlying the options granted to Michael Pehl pursuant to the Executive Employment Agreement by and between Mr. Pehl and the Company, dated November 8, 2017. This Amendment amends and restates in its entirety only those certain paragraphs in Item 1.01 of the Original Report set forth below.  The stock options described below were granted by the Company with an effective date of December 7, 2017.  Other than the number of shares underlying such options, all of the terms of the stock options are the same as previously reported in the Original Report.

Item 1.01                                          Entry into a Material Definitive Agreement.

On the Pehl Effective Date, Mr. Pehl will be granted an incentive stock option (the “Pehl ISO Agreement”) to purchase 119,237 shares of the Company’s common stock which will have a seven-year term and an exercise price equal to the fair market value of the Company’s common stock based on the closing price of the Company’s common stock on the Pehl Effective Date and will be subject to the terms of the Pehl ISO Agreement. Such option will vest as to 25% of the shares underlying the option on the first anniversary of the Pehl Effective Date, and an additional 1/48th of the total number of shares underlying the option on the corresponding day of each month thereafter until the entire option has vested and become exercisable on the fourth anniversary of the Pehl Effective Date, in each case subject to Pehl’s continued employment on each such vesting date.

On the Pehl Effective Date, Mr. Pehl will also be granted a nonqualified stock option (the “Pehl NQSO Agreement”) to purchase 320,139 shares of the Company’s common stock which will have a seven-year term and an exercise price equal to the fair market value of the Company’s common stock based on the closing price of the Company’s common stock on the Pehl Effective Date and will be subject to the terms of the Pehl NQSO Agreement. Such option will vest on the same time-based schedule as the Pehl ISO Agreement and based on the performance of the Company’s stock price.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

Date: December 22, 2017	By:	/s/ Michael R. Garone
Name: Michael R. Garone
Title: Vice President, Finance and Chief Financial Officer